Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Multistate Trust I
333-16617, 811-07747

A special meeting of the shareholders
of each of the funds in Nuveen
Multistate Trust  I (the Trust)
was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;

Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 80,297,519
Withhold 1,438,007

Lawrence H. Brown
For   80,262,778
Withhold 1,472,748

Jack B. Evans
For  80,337,930
Withhold  1,397,596

William C. Hunter
For 80,349,837
Withhold  1,385,689

David J. Kundert
For 80,328,201
Withhold  1,407,325

William J. Schneider
For 80,335,231
Withhold  1,400,295

Timothy R. Schwertfeger
For 80,318,111
Withhold  1,417,415

Judith M. Stockdale
For 80,365,761
Withhold  1,369,765

Eugene S. Sunshine
For  80,349,064
Withhold  1,386,462

5. approve a new Investment
6. Management Agreement .

Nuveen Arizona Municipal Bond
Fund:
The number of shares voted in the
affirmative:  7,410,504
and
the number of negative votes:  59,732

Nuveen Colorado Municipal Bond
Fund:
The number of shares voted in the
affirmative:  3,477,698
and
the number of negative votes:  75,025

Nuveen Florida Municipal Bond
Fund:
The number of shares voted in the
affirmative:  24,051,281
and
the number of negative votes:
206,703

Nuveen Maryland Municipal Bond
Fund:
The number of shares voted in the
affirmative:
8,126,619 and
the number of negative votes:  67,690

Nuveen New Mexico Municipal Bond
Fund:
The number of shares voted in the
affirmative:
4,578,091 and
the number of negative votes:  20,496

Nuveen Pennsylvania Municipal
Bond Fund:
The number of shares voted in the
affirmative:
11,255,422 and
the number of negative votes:
162,058

Nuveen Virginia Municipal Bond
Fund:
The number of shares voted in the
affirmative:
20,014,560 and
the number of negative votes:
283,020

Proxy materials are herein
incorporated by reference
to the SEC filing on June 16, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007430.